SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): March 14, 1996
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                              VALUE PROPERTY TRUST
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             (Exact name of registrant as specified in its charter)


         Maryland                    1-6613               23-1862664
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(State or other jurisdiction      (Commission        (I.R.S. Employer
of incorporation)                 File Number)       Identification No.)



120 Albany Street, 8th Floor
New Brunswick, New Jersey                            08901-2163
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(Address of principal executive offices)             (Zip Code)


Registrant's telephone number, including area code:  (908) 296-3080
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                                TABLE OF CONTENTS





Item 2.      Acquisition or Disposition of Assets

Item 5.      Other Events

Item 7.      Financial Statements and Exhibits

             Signatures

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ITEM 2.  Acquisition or Disposition of Assets.

         On March 14, 1996, Value Property Trust ( the "Trust") received net cash proceeds of $44.0 million from the sale of twenty-one commercial mortgage loans to an unaffiliated third party. The price received for the mortgage loans was determined through a bid process. Victor Capital Group was retained by the Trust to act as financial advisor for this transaction. The carrying value of the loans was $41.7 million.

         In the period January 1, 1996 to March 1, 1996, Value Property Trust received aggregate net cash proceeds of $11.0 million attributable to the repayment of four commercial loans. These four loans had a carrying value of $8.8 million.

         The Trust's remaining mortgage loan holdings are currently less than $1.0 million.

         While the Trust's Amended and Restated Indenture dated as of September 29, 1995 (the "Indenture") relating to the Trust's outstanding 11.125 percent Senior Secured Notes due 2002 (the "Senior Secured Notes") requires the Trust to use the proceeds from asset sales to make a purchase offer to redeem Senior Secured Notes, the Trust has determined to redeem 100 percent of its outstanding Senior Secured Notes. See Item 5 below.

         In connection with its emergence from Chapter 11 proceedings in September 1995, the Trust implemented Fresh Start Reporting as provided in Statement of Position 90-7, "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code." As a result, gains and losses arising from asset sales from the held-for-sale category over the twelve months following emergence from bankruptcy will not be immediately recognized but will adjust the basis of the remaining assets held for investment.

Item 5. Other Events

         On March 28, 1996, Value Property Trust entered into a financing agreement with BlackRock Capital Finance L.P. The agreement provides for the issuance of $67.4 million aggregate principal amount of new Floating Rate Senior Secured Notes to BlackRock Capital. The new Floating Rate Notes will bear interest at 30 day LIBOR plus 1.375 percent, payable monthly, and will have a stated maturity date of April 1, 1999. The new Notes are redeemable in whole or in part prior to maturity without a penalty. The financing is anticipated to be completed within 45 days.

         In conjunction with the financing and in accordance with the terms of the Trust's Indenture, the Trust has notified the Indenture Trustee that it is exercising the optional redemption provision in the Indenture. The Trust will utilize approximately $60.7 million of available cash; which includes $55.0 million of cash proceeds from the transactions discussed in Item 2 above, and $67.4 million of proceeds from the BlackRock financing to redeem all of the $110.0 million Senior Secured Notes presently outstanding, pay approximately $4.1 million of accrued interest, and to prepay an existing $14.0 million mortgage loan.

Item 7. Financial Statements and Exhibits

(b) Pro Forma Financial Information

         The Pro Forma financial information required by this section will be filed as an amendment to this Form 8-K within 60 days.
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                                   Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.







                                  VALUE PROPERTY TRUST


                                  By: /s/  Robert T. English
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                                           Robert T. English
                                           Chief Financial Officer
                                           (Principal Financial Officer)


DATE: March 29, 1996
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